UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue, Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-324-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2012, IVAX Diagnostics, Inc. (the “Company”) and Kevin D. Clark agreed to continue Mr. Clark’s current roles as the Company’s President, Chief Executive Officer and Chief Operating Officer without a definitive expiration date, such that Mr. Clark’s existing employment is no longer scheduled to come to an end on June 30, 2012, as previously disclosed.

The type of Mr. Clark’s employment as the Company’s President, Chief Executive Officer and Chief Operating Officer beyond June 30, 2012, which was unanimously approved on June 15, 2012 by the Compensation Committee and the Board of Directors of the Company, continues to be ‘at-will’, without any employment agreement, and may be terminated by Mr. Clark or the Company at any time.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of the Company was held on June 15, 2012. At the Annual Meeting, the Company’s stockholders voted on two matters with the following results.

1. The Company’s stockholders elected two directors to the Company’s Board of Directors, each to serve for a three-year term expiring at the Company’s 2015 Annual Meeting of Stockholders. The two director nominees were elected by the Company’s stockholders by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes

Gerald E. Gallwas	28,844,434	50,577	4,545,421
David M. Templeton	28,844,000	51,011	4,545,421

2. The Company’s stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “ERBA Diagnostics, Inc.” The Company’s stockholders voted as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

33,275,589	164,343	500	0

Item 8.01 Other Events.

The Company announced today that its corporate name has been changed to “ERBA Diagnostics, Inc.” As discussed above, the name change was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on June 15, 2012. The Company’s Board of Directors previously approved the name change, and recommended that the Company’s stockholders approve the name change.

The Company’s Board of Directors believes that the name change would be in the best interests of the Company and its stockholders. The new name would reflect the strong relationship that the Company enjoys with its majority stockholder — ERBA Diagnostics Mannheim GmbH, an emerging multi-national company operating in the core business segment of in vitro diagnostics.

In connection with the name change, the ticker symbol of the Company’s common stock, par value $0.01, on the NYSE MKT (formerly known as the NYSE Amex) will change from “IVD” to “ERB.” Trading under the new ticker symbol, “ERB,” is planned to begin at market-open on Monday, June 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012	IVAX Diagnostics, Inc.

	By:	/s/ Kevin D. Clark
Name: Kevin D. Clark,
Title: Chief Executive Officer, Chief Operating Officer and President